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                                                                      EXHIBIT 32




         CERTIFICATIONS PURSUANT TO RULES 13a-14(b) and 15d-14(b) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         In connection with the Annual Report of The Bon-Ton Stores, Inc. on Form 10-K for the period ended January 28, 2006, as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of The Bon-Ton Stores, Inc., certifies pursuant to 18 U.S.C. Section 1350, that, to his respective knowledge:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Bon-Ton Stores, Inc.


      DATE:  April 12, 2006           By:   /s/ Byron L. Bergren
                                          --------------------------------------
                                          Byron L. Bergren
                                          President and Chief
                                          Executive Officer and Director



                                      By:  /s/ Keith E. Plowman
                                           -------------------------------------
                                           Keith E. Plowman
                                           Executive Vice President,
                                           Chief Financial Officer and
                                           Principal Accounting Officer








A signed original of this written statement has been provided to The Bon-Ton Stores, Inc. and will be retained by The Bon-Ton Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.